Exhibit 99.1

For Immediate Release

For more information contact:	Shawn Severson
Integra IR
415-226-7747
or
David I. Rosenthal
UQM Technologies, Inc.
303-682-4900

UQM Technologies Provides Update on CFIUS Status

LONGMONT, COLORADO, MAY 9, 2018 - UQM Technologies, Inc. (NYSE American: UQM) announced today that it, along with China National Heavy Duty Truck Group Co., Ltd. (“CNHTC”), have decided to jointly explore other options to accomplish their shared business goals in support of UQM’s entry into the China New Energy Vehicle Market. The Committee on Foreign Investment in the United States (“CFIUS”) has informed UQM that they will likely not approve the second stage investment in its current form provided for in the previously announced stock purchase agreement signed by both parties on August 25, 2017.

The decision was made following further analysis and discussions with CFIUS relating to the transaction.  As previously disclosed, the closing of the second stage investment is subject to, among other things, the receipt of certain regulatory and government approvals, including approval from CFIUS.  UQM intends to engage CNHTC in discussions to pursue the possibility of alternative arrangements, including with respect to the contemplated joint venture for which UQM’s funding obligation is contingent upon closing of the second stage investment.

“We have worked jointly with CNHTC and CFIUS throughout this process, and we have not been able to come up with a resolution that satisfies the committee’s concerns regarding the second stage investment in UQM in its current form,” said Joe Mitchell, President and CEO of UQM. “However,  the collective business goals of CNHTC and UQM have not changed. We continue to have discussions with the top executives of CNHTC, and they are committed to partnering with us to capitalize on the electric vehicle market in China. We have formed a very strong relationship with the CNHTC team, and as the first stage investment is not in question, CNHTC remains our largest shareholder and our main partner in China.  CNHTC’s subsidiary, Sinotruk, recently placed follow-on orders with

UQM TECHNOLOGIES, INC. 4120 SPECIALTY PLACE, LONGMONT, COLORADO 80504 (303) 682-4900 FAX (303) 682-4901

UQM for a number of propulsion systems for both the PowerPhase® HD and PowerPhase Pro product lines that will be used for vehicle certification and preparation to produce in the joint venture. We are mutually pushing forward with our joint plans and we look forward to working out the business arrangement that will satisfy all stakeholders and allow us to execute on our overall strategy.”

About UQM

UQM Technologies is a developer and manufacturer of power-dense, high-efficiency electric motors, generators, power electronic controllers and fuel cell compressors for the commercial truck, bus, automotive, marine, and industrial markets. A major emphasis for UQM is developing propulsion systems for electric, hybrid electric, plug-in hybrid electric and fuel cell electric vehicles. UQM is TS 16949 and ISO 14001 certified and located in Longmont, Colorado. For more information, please visit www.uqm.com.

About China National Heavy Duty Truck Group Co., Ltd.

CNHTC is the parent company of Sinotruk (Hong Kong) Limited (“Sinotruk”), a leading heavy-duty commercial vehicle manufacturer in China and one of the largest commercial vehicles groups in the world. Its products are distributed in over 90 countries worldwide, including in South America, Africa, Southeast Asia, the Middle East, Ireland and Australia, among many others.

Since its founding in 1950, Sinotruk has had a long and successful history cooperating with international partners in developing new products and markets in China and elsewhere, including Steyr of Austria, MAN SE of Germany, and Cargotec of Finland. CNHTC has two subsidiaries listed on the Shenzhen Stock Exchange and the Hong Kong Stock Exchange, respectively.

This Release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements appear in a number of places in this Release and include statements regarding our plans, beliefs or current expectations; including those plans, beliefs and expectations of our management with respect to, among other things, resubmitting an application with CFIUS and obtaining CFIUS approval. Important Risk Factors that could cause actual results to differ from those contained in the forward-looking statements are contained in our most recent Annual Report on Form 10-K and any subsequent reports filed with the Securities and Exchange Commission, which are available through our website at www.uqm.com  or at www.sec.gov.

Source: UQM Technologies, Inc.

UQM TECHNOLOGIES, INC. 4120 SPECIALTY PLACE, LONGMONT, COLORADO 80504 (303) 682-4900 FAX (303) 682-4901